Exhibit 10.2

ONE EXETER PLAZA
BOSTON, MASSACHUSETTS
(THE “BUILDING”)

SECOND AMENDMENT
MAY 29, 2015

	LANDLORD:	CPT One Exeter Plaza, LLC, a Delaware limited liability company with a principal place of business c/o AEW Capital Management, L.P., Two Seaport Lane, World Trade Center East, Boston, MA 02210

	TENANT:	EPIRUS Biopharmaceuticals, Inc., a Delaware corporation

	EXISTING PREMISES:	An area on the eighth (8th) floor of the Building, containing 7,955 square feet of Rentable Floor Area, as shown on Exhibit A, attached to this Second Amendment

ORIGINAL LEASE DATA:

	LEASE EXECUTION DATE:	March 8, 2013

	EXPIRATION DATE:	September 30, 2021

	PREVIOUS LEASE AMENDMENTS:	First Amendment to Lease dated May 15, 2014

SECOND AMENDMENT:
	SECOND AMENDMENT ADDITIONAL PREMISES:	An area on the eighth (8th) floor of the Building, containing 2,910 square feet of Rentable Floor Area, as further defined in Section 3 below and as shown on Exhibit B attached hereto.

SECOND AMENDMENT ADDITIONAL PREMISES COMMENCEMENT DATE:	As defined in Exhibit C.

SECOND AMENDMENT ADDITIONAL PREMISES EXPIRATION DATE:	September 30, 2021, unless Landlord delivers Landlord’s Termination Notice, as set forth in Section 9 herein.

WHEREAS, Landlord and Tenant are parties to that certain Lease dated and executed as of March 8, 2013, as amended by a First Amendment to Lease dated May 15, 2014 (as so amended, the “Lease”) with respect to the Existing Premises, as the same are more particularly set forth in said Lease; and

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, said Second Amendment Additional Premises; and

WHEREAS, Landlord is willing to lease the Second Amendment Additional Premises to Tenant      NOW THEREFORE, the parties hereby agree that the above-referenced Lease is hereby amended as follows:

1.                   RECITALS.

The foregoing recitals set forth above are hereby incorporated into this Second Amendment as fully as if set forth herein in this Section 1.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

2.                   EXISTING PREMISES.

Tenant shall continue to lease the Existing Premises under the terms of the Lease, as amended by this Second Amendment.

3.                   DEMISE OF SECOND AMENDMENT ADDITIONAL PREMISES.

Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord the portion of the eighth (8th) floor of the Building shown on Exhibit B to this Second Amendment containing 2,910 rentable square feet (the “Second Amendment Additional Premises”) beginning on the Second Amendment Additional Premises Commencement Date and continuing until the Expiration Date.  As of the Second Amendment Additional Premises Commencement Date, the Second Amendment Additional Premises shall be added to and leased by Tenant as part of the Premises under the Lease and shall then contain a total of 10,865 rentable square feet on the eighth (8th) floor of the Building.  Further, effective as of the Second Amendment Additional Premises Commencement Date, the economic terms of the Lease shall be modified as set forth below.

A.            The Rent for the Existing Premises (without the Second Amendment Additional Premises) shall remain unchanged from that set forth in the Lease, as amended by the First Amendment.

B.            The schedule of Annual Fixed Rent, with respect to the Second Amendment Additional Premises only, shall be as follows:

Period	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Installment
Second Amendment Commencement Date — 9/30/16	$57.00	$165,870.00	$13,822.50
10/1/16 — 9/30/17	$58.00	$168,780.00	$14,065.00
10/1/17 — 9/30/18	$59.00	$171,600.00	$14,307.50
10/1/18 — 9/30/19	$60.00	$174,600.00	$14,550.00
10/1/19 — 9/30/20	$61.00	$177,510.00	$14,792.50
10/1/20 — 9/30/21	$62.00	$180,420.00	$15,035.00

On and after the Second Amendment Additional Premises Commencement Date, the sum of the Fixed Rent for the Existing Premises and the Fixed Rent for the Second Amendment Additional Premises shall together be deemed the Fixed Rent for the Premises.

C.            Section 1.2 of the Lease shall be amended so that, with respect to the Second Amendment Additional Premises only:

1.                                      “Tenant’s Proportionate Share for Office Operating Expenses” shall mean 1.58%;

2.                                      “Tenant’s Proportionate Share for Taxes” shall mean 1.41%;

3.                                      “Base Year for Costs of Operations” shall mean Calendar Year 2014; and

4.                                      “Base Year for Taxes” shall mean Fiscal Year 2015.

D.            Section 7.1(A) of the Lease shall be amended such that, with respect to the Second Amendment Additional Premises only, “Base Taxes” shall mean Landlord’s Tax Expenses (hereinbefore defined) for the fiscal tax year 2015 (i.e., the period beginning July 1, 2014 and ending June 30, 2015).

E.            Section 7.2(A) of the Lease shall be amended such that, with respect to the Second Amendment Additional Premises only, “Base Operating Expenses” shall mean Operating Expenses for the Building for Calendar Year 2014 (i.e., the period beginning January 1, 2014 and ending December 1, 2014). Base Operating Expenses shall not include market-wide cost increases due to extraordinary circumstances, including but not limited to Landlord’s Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, none of which have occurred to Landlord’s knowledge as of the executed date hereof.  Landlord agrees to provide notice to Tenant of such market wide cost increases as soon as practicable after the occurrence of the same.”

4.                   CONDITION OF PREMISES.

Except for the Landlord’s Work (as defined below), Tenant acknowledges and agrees that Tenant shall accept the Premises, including the Second Amendment Additional Premises, in its “AS-IS” condition as of the Second Amendment Additional Premises Commencement Date and Landlord shall have no obligation to perform any tenant improvements.  Provided there is no default of Tenant under the terms and conditions of the Lease, subject to the terms hereof and of the Work Letter attached hereto as Exhibit C and made a part hereof (the “Work Letter”), Landlord shall arrange for certain work to be performed in the Second Amendment Additional Premises (“Landlord’s Work”).  Landlord’s Work shall be performed by Landlord at Landlord’s sole cost and expense.  All other work or improvements desired by Tenant shall be performed by Tenant in accordance with the terms and conditions of the Lease and at Tenant’s sole cost and expense without contribution or reimbursement from Landlord.

5.                   ELECTRICITY.

The Premises, including the Second Amendment Additional Premises, shall be separately metered for electrical usage, and Tenant shall pay all applicable utility charges directly to the provider of such utility.  Effective as of the Second Amendment Commencement Date, Section 8.4(C) the Lease shall be amended such that the second sentence of said subsection shall be deleted in its entirety and of no further force or effect.

6.                   SECURITY DEPOSIT.

Effective as of the execution date of this Second Amendment: (a) Section 4 of the First Amendment shall be deleted in its entirety; and (b) the Security Deposit specified in Sections 1.2 and 17.27 of the Lease, which is currently $185,615.00, shall be increased by $69,112.50, to $254,727.50 in total, which Security Deposit shall be held subject to the terms and conditions of this Lease, as amended hereby.  Notwithstanding the foregoing, provided that Tenant is not then in default, and has not previously been in default under the terms of the Lease beyond applicable notice and cure periods, then, Tenant shall have the right to request that the Security Deposit be reduced as follows:  (i) effective as of January 1, 2018, to $203,783.32; and (ii) effective as of January 1, 2020, to $101,891.66.  In no event shall the Security Deposit be reduced below the amount of $101,891.66.  Provided that Tenant has satisfied the conditions precedent for such reduction, Landlord shall, within thirty (30) days following Tenant’s request for the reduction, return to Tenant the requisite amount of Security Deposit.

7.                   BROKER.

Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Amendment other than Cushman & Wakefield of Massachusetts, Inc. (the “Broker”). In the event that any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

8.                   RIGHT OF FIRST OFFER.

A.            Subject to the rights of existing tenants of the Building (including, without limitation,                , LLC) and for the benefit of EPIRUS Biopharmaceuticals, Inc., only, Tenant shall have a right of first offer (the “Right of First Offer”) on the Additional Space (as hereinafter defined) during the Term (the “Offer Period”) on the terms and conditions hereinafter set forth.  Before leasing such space to any third party (other than existing tenants within the Additional Space) during the Offer Period, Landlord shall notify Tenant of the anticipated availability during the Offer Period of the eighth (8th) floor space which is contiguous to the Premises, containing 4,225 rentable square feet of space, as shown on Exhibit D attached hereto and incorporated herein (the “Additional Space”), which notice (an “Offer Notice”) shall constitute an offer to Tenant to lease all of the Additional Space so offered pursuant to the terms hereof.  (Nothing in the foregoing shall require Landlord to have a letter of intent or otherwise be in agreement for the applicable Additional Space before providing a valid Offer Notice to Tenant.)  Any Offer Notice shall identify the space available and the rental rate and other terms and conditions (collectively, the “Terms”) under which Landlord intends to offer such space to third parties for a five (5) year term.  Tenant may exercise its Right of First Offer by notifying Landlord within ten (10) days after receipt of an Offer Notice of Tenant’s election to lease the entire Additional Space so offered.  If Tenant elects to lease the Additional Space offered within the period provided, the lease of the Additional Space shall commence thirty (30) days after Tenant’s exercise of such election.  The lease of the Additional Space shall be upon all of the terms and conditions of the Lease, except that the Term thereof shall be coterminous with the Term under the Lease and shall be for no less than a twenty four (24) month term (a “Minimum Term”).  The Annual Fixed Rent for the Additional Space (and for the original Premises to the extent leased for any period beyond the initial Term) shall be the rental rate set forth in Landlord’s Offer Notice.  Notwithstanding anything contained herein to the contrary, the Offer Period shall not include any period of time during which the remaining Term under the Lease is less than the Minimum Term.

B.            Upon determination of the Annual Fixed Rent for the Additional Space pursuant to the foregoing, the parties agree to execute an amendment to the Lease acknowledging the same and setting forth the new Term for the Premises and the Additional Premises.  Subject to the terms of the Lease regarding construction on the Premises and if the Additional Space is then vacant, Tenant may enter the Additional Space during the thirty (30) day period following Tenant’s election to lease the Additional Space for the purpose of making tenant improvements to the Additional Space, such use to be at no rental cost to Tenant; provided however that if Tenant occupies the Additional Space for its intended purpose, the commencement date for the term for such Additional Space shall be deemed instead to be the occupancy date.  If Tenant fails to elect timely to lease pursuant to any Offer of Additional Space, Landlord shall be entitled at any time thereafter and from time to time to lease the Additional Space to any party without need of notifying Tenant or reoffering the Additional Space to Tenant and the Right of First Offer as to all other Additional Premises shall also lapse and be of no further force or effect whatsoever.

C.            In order for Tenant’s exercise of the Right of First Offer to be effective (or for Landlord’s duty to provide an Offer Notice to exist) at the time of Landlord’s Offer Notice and at the time the term for the Additional Space is to commence, this Lease must be in full force and effect, Tenant shall not be in default at either time of any of the terms, covenants, or conditions of the Lease beyond any applicable cure period, and the remaining Term under the Lease shall not be for less than a Minimum Term; and provided further that Tenant, a Permitted  Tenant Successor and/or Tenant Affiliates must then be occupying one hundred (100%) percent of the Premises and has not sublet any of the Premises or assigned this Lease.

9.                   LANDLORD’S TERMINATION RIGHT.

In the event that                , L.L.C., an existing tenant in the Building, elects to lease the Second Amendment Additional Premises, Landlord shall have the right to terminate this Lease solely with respect to the Second Amendment Additional Premises (“Landlord’s Termination Option”), such termination to be effective as of September 30, 2018 (such date, if so exercised, the “Early Termination Date”).  In order to exercise its right to terminate this Lease, Landlord shall give notice (“Landlord’s Termination Notice”) thereof to Tenant, on or before August 31, 2018, whereupon the Lease shall terminate, solely with respect to the Second Amendment Additional Premises, on the Early Termination Date as fully and completely as if such date were the date set forth above for the termination of this Lease.

10.            NO CLAIMS.

In consideration of the foregoing, Tenant acknowledges that, as of the date hereof, Tenant has no claims, defenses, rights of set-off or counterclaims against Landlord with respect to the Lease or the Premises, and has no knowledge of any default by Landlord under the Lease.

11.            CAPITALIZED TERMS/RECITALS/EXHIBITS.

Capitalized terms used in this Amendment without being defined herein shall have the respective meaning ascribed to them in the Lease.  The recitals at the introduction to this Amendment and the attachments hereto are hereby incorporated by reference.

12.            RATIFICATION.

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:		TENANT:

CPT ONE EXETER PLAZA, LLC		EPIRUS BIOPHARMACEUTICALS, INC.

By:	/s/ Daniel J. Bradley	By:	/s/ Thomas Shea
Print Name: Daniel J. Bradley		Print Name: Thomas Shea
Print Title: Authorized Signatory		Print Title: CFO
Hereunto duly authorized		Hereunto duly authorized

Date Signed:	5/29/15	Date Signed:	5/19/15

EXHIBIT A

CURRENT PREMISES

EXHIBIT B

SECOND AMENDMENT ADDITIONAL PREMISES

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of that certain Second Amendment to Lease Agreement dated as of the 29th day of May, 2015 (the “Second Amendment”), by and between CPT One Exeter Plaza, LLC (“Landlord”) and EPIRUS Biopharmaceuticals, Inc. (“Tenant”).

1.              LANDLORD’S WORK.  Landlord agrees to perform the work (“Landlord’s Work”) within the Premises as set forth on the initial specifications attached as Exhibit C-1 and incorporated herein by reference.  Landlord shall exercise commercially reasonable efforts to substantially complete the Landlord’s Work.  So long as Landlord is diligently pursuing the completion of Landlord’s Work in a commercially reasonable manner, Tenant shall have no claim against Landlord for failure to substantially complete the Landlord’s Work by any specified date and no diminution or abatement of Fixed Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such delay in substantial completion or by reason of any disruption to Tenant’s business due to construction.

2.              SECOND AMENDMENT ADDITIONAL PREMISES COMMENCEMENT DATE.

(A)  The Second Amendment Additional Premises Commencement Date shall be the earlier of: (i) the Substantial Completion Date, as defined in Section 2(C) of this Exhibit, or (ii) if the Substantial Completion Date has not occurred but if, with Landlord’s consent, Tenant takes possession of the whole or any part of the Second Amendment Additional Premises for the Permitted Use, the Second Amendment Additional Premises Commencement Date shall be the date on which Tenant takes such possession.  As soon as may be convenient after the Second Amendment Additional Premises Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written letter memorializing the Second Amendment Additional Premises Commencement Date, the Second Amendment Additional Premises Expiration Date, such letter to be in the same form attached to the Lease as Exhibit E.

(B)  The “Actual Substantial Completion Date” of Landlord’s Work shall be defined as the date on which Landlord’s architect certifies that the Landlord’s Work is substantially complete, other than Punch List Items, as defined below.

(C)  The “Substantial Completion Date” shall be defined as the Actual Substantial Completion Date, except that if Landlord is delayed in the performance of Landlord’s Work by reason of any Tenant Delay, as defined below, then the Substantial Completion Date shall be deemed to be the date that the Actual Substantial Completion Date would have occurred but for such Tenant Delay.  Tenant agrees that no Tenant Delay shall delay commencement of the Term or Tenant’s obligation to pay rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant.

3.              DEFINITIONS.

(A)  “Punch List Items” shall be defined as incomplete items of work and adjustment of equipment and fixtures in the Second Amendment Additional Premises, provided that the incompleteness of such items, and Landlord’s completion thereof, does not cause material interference with Tenant’s use of the Second Amendment Additional Premises for the Permitted Use.  The Punch List Items shall be set forth in a so-called punch list prepared and signed by Tenant and Landlord.  The Landlord shall complete, as soon as conditions practically permit, all Punch List Items, and Tenant shall cooperate with Landlord in providing access to the Second Amendment Additional Premises as may be required to complete such work in a normal manner.

(B)  “Tenant Delay” shall be defined as any delay in the performance of Landlord’s Work to the extent that such delay is:

(i)                                     due to special work (i.e., long-lead items of which Landlord or Contractor advises Tenant in writing at the time that Landlord approves Tenant’s plans); or

(ii)                                  due to changes, alterations or additions required or made by Tenant in the layout or finish of the Second Amendment Additional Premises or any part thereof as reflected in the Initial Plan and Budget; or

(iii)                               caused by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment; or

(iv)                              caused by Tenant or any representative of Tenant in taking any action, or in failing to take any action which Tenant is required to take (including, without limitation, failing to timely respond within the time periods set forth in this Exhibit or unreasonably withholding any approval required of Tenant under this Exhibit).  If no time period is specified in Exhibit C-1 or elsewhere in this Exhibit for any action which must be taken by Tenant in connection with the performance of Landlord’s Work, Tenant shall be required to take such action within five (5) business days after Tenant receives a written request to take such action.

4.              PERFORMANCE OF LANDLORD’S WORK; COST OF LANDLORD’S WORK BUILDING WORK

Landlord shall engage a contractor designated by Landlord (“General Contractor”) as the general contractor to perform the Landlord’s Work.  Landlord’s Work shall be performed at Landlord’s sole cost and expense.

5.              WORK PERFORMED BY TENANT.  The parties acknowledge that Tenant may be employing contractors in preparing the Premises for Tenant’s occupancy to install wiring, telecommunications and data systems, security systems, and furnishings in the Second Amendment Additional Premises (“Tenant Work”).  Any Tenant Work shall be done in accordance with the requirements of the Lease.  In addition:

(A)  Landlord or General Contractor shall give Tenant reasonable advance notice of the date on which the Premises will be ready for such other contractors.

(B)  Tenant shall take all necessary measures to the end that Tenant’s contractors shall cooperate with Landlord’s contractors in all ways so as to avoid any delay to the work being performed by Landlord’s contractors or any other conflict with the performance of the work of Landlord’s contractors.  All of Tenant’s Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations.

6.              QUALITY AND PERFORMANCE OF WORK.

(A)  Quality of Work.  All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all insurance requirements.

(B)  Correction of Defects.  Landlord warrants to Tenant that Landlord’s Work will be performed free from defects in workmanship and materials (“Landlord’s Warranty”).  Landlord’s Warranty shall be subject to the exclusions which are set forth in Section 3.5.1 of the form A201 General Conditions published by the American Institute of Architects (1997 edition).  Landlord’s obligations under this Section 6(B) shall only apply during the Warranty Period, as hereinafter defined.  The “Warranty Period” shall be twelve months after the Second Amendment Additional Premises Commencement Date; however, Tenant agrees to notify Landlord promptly after Tenant’s discovery of any alleged defect.  Landlord agrees to correct or repair, at Landlord’s expense, items which are in breach of Landlord’s Warranty or which otherwise are incomplete or do not conform to the work contemplated under Exhibit C-1, provided that Landlord receives written notice of the need for such correction or repair prior to the end of the Warranty Period.  Landlord shall be deemed to have satisfied all of its obligations under this Exhibit (including, without limitation, its obligations under this Section 6(B)) to the extent that Landlord has not received written notice of the need for corrective work or repairs prior to the end of the Warranty Period.  The provisions of this Section 6(B) shall not relieve Landlord of any obligation which Landlord has to make repairs or to perform maintenance pursuant to the Lease.

7.              DISPUTES.  Any dispute between the parties with respect to the provisions of this Exhibit shall be submitted to arbitration in accordance with Section 17.32 of the Lease.

EXHIBIT C-1

LANDLORD’S WORK

Landlord will provide a “turnkey” buildout, using building standard materials and specifications, to include the following:

•                  Include a sink in the existing kitchenette area

•                  Construct three (3) additional offices along the windowline overlooking the Charles River side of the Building

•                  New ceiling tiles and lights

•                  New paint and carpet throughout the Premises

Voice, data, cabling and other furniture fixtures and equipment to be provided by the Tenant.

EXHIBIT D

ADDITIONAL SPACE

EXHIBIT E

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between CPT One Exeter Plaza, LLC, a Delaware limited liability company, as Landlord and EPIRUS Biopharmaceuticals, Inc., a Delaware corporation, as Tenant, and dated March 8, 2013, amended by the First Amendment dated May 15, 2014, and amended by the Second Amendment dated May 29, 2015.

Landlord and Tenant hereby confirm and agree that the Second Amendment Additional Premises Commencement Date under the Lease is October 1, 2015, and that the Lease Term expires on September 30, 2021.

This Commencement Date Agreement is executed as a sealed instrument as of October 01, 2015.

LANDLORD:

CPT One Exeter Plaza, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

EPIRUS Biopharmaceuticals, Inc.
a Delaware corporation

By:

By:

By:
Name:
Title